Exhibit 21

SUBSIDIARIES OF

THE MANITOWOC COMPANY, INC.

The Manitowoc Company, Inc. (WI)
Manitowoc Marine Group, LLC (NV)
Marinette Marine Corporation (WI)
Manitowoc Insurance Company (Barbados)
Manitowoc GEC Ltd (Ireland)
Manitowoc (Cayman Islands) Ltd (Cayman Islands)
Environmental Rehab, Inc. (WI)
Manitowoc Foodservice Companies, Inc. (NV)
Diversified Refrigeration, Inc. (TN)
KMT Refrigeration, Inc. (WI)
Harford Duracool, LLC (WI)
Manitowoc Beverage Systems, Inc. (NV)
Manitowoc Equipment Works, Inc. (NV)
Manitowoc FP, Inc. (NV)
Manitowoc Foodservice International SAS (France)
Manitowoc FSG Services, LLC (WI)
Manitowoc Ice, Inc. (WI)
Manitowoc Beverage Equipment, Inc. (MO)
Servend Sales Corp. (NV)
Multiplex GmbH (Germany)
Manitowoc Crane Companies, Inc. (NV)
North Central Crane & Excavator Sales Corp. (NV)
Manitowoc CP, Inc. (NV)
Manitowoc Cranes, Inc. (WI)
Manitowoc MEC, Inc. (NV)
Manitowoc Crane Group Korea Co., Ltd. (Korea)
Manitowoc Re-Manufacturing, Inc. (WI)
Manimex SA de CV (Mexico)
Femo Machine Company, Inc. (NV)
Manitowoc (Bermuda) Ltd. (Bermuda)
Manitowoc (Barbados) S.r.l. (Barbados)
Manitowoc Europe Holdings, Ltd. (UK)
Manitowoc France SAS (France)
Manitowoc Foodservice Europe, S.r.l.(Italy)
Manitowoc Crane Group China (China)
Manitowoc (Hangzhou) Refrigeration Co., Ltd. (China)
Manitowoc (China) Refrigeration Co. Ltd. (China)
Shanghai Manitowoc International Trading Co., Ltd. (China)
Grove U.S. LLC (DE)
National Crane Corporation (DE)
Grove Worldwide Holdings Germany AG (Germany)
Grove Europe Limited (UK)

Grove Europe Pension Trustees Limited (UK)
Grove Cranes Limited (UK)
Deutsche Grove GmbH (Germany)
Grove Worldwide, Inc. & Co. KG (Germany)
Manitowoc Crane Group Netherlands BV (Netherlands)
Grove Australia Pty. Ltd. (Australia)
Grove Cranes S.L. (Spain)
Potain SAS (France)
SCI Les Sthenes du Plateau (France)
SCI les Aulnettes (France)
BPGR Sarl (France)
SAM Sologat Sarl (France)
Potain Belgium (Belgium)
Potain GmbH (Germany)
Potain Technik GmbH (Germany)
Cadillon GmbH (Germany)
Liftlux Potain GmbH (Germany)
Potain Polsak Sp (Poland)
Potain Hungaria Kft (Hungary)
Potain SRO (Czech Republic)
Potain Sud Europa Srl (Italy)
Potain Industrie Srl (Italy)
Potain Portugal Equipamentos Para a construcao Ltd (Portugal)
Noe Pereira Filhos Ltd. (Portugal)
Potain Iberia Sl (Spain)
Potain Ltda (Brazil)
Manitowoc Potain Ltd (UK)
Potain Ire Ltd (Ireland)
Manitowoc Potain Pty Ltd (Australia)
Manitowoc Crane Group, Inc. (Philippines)
Potain Pte Ltd (Singapore)
Potain Zhangjiagang Ltd (China)
Manitowoc Crane Group Asia Pte Ltd (Singapore)
Manitowoc Crane Group CIS (Russia)
Axiome de Re SA (Luxembourg)
Solum Grundstucks Vermeitungs GmbH (Germany)